Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made effective as of October 1, 2021 (the “Effective Date”), is by and between AeroCentury Corp, a Delaware Corporation (the “Company”), and Florence Ng (“Employee”).

WHEREAS, the Company believes that Employee possesses the necessary qualifications and abilities to serve as General Counsel and Vice President of Operation of the Company (“GC”) and to serve as an executive director (“Director”) of the Board of Director of the Company (the “Board.”)

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Term. The term of this Agreement is three (3) years from the Effective Date. In the event that the roles under this Agreement shall be modified or reduced, the compensation set out in Schedule A shall remain unchanged for the duration of the Term of this Agreement. As Director, the Employee shall hold office until such time that her successor is duly elected and qualified, or until her death or removal from office. The role of Director will be automatically removed from the Board if she resigns her office by writing delivered to the Board, becomes prohibited by law from acting as a director or commits a material breach of this Agreement pursuant to Section 5 below.

2. Compensation and Expenses.

a. Compensation. The Employee’s compensation shall be provided by the Company in a separate schedule A attached herein (“Schedule A”). The compensation may be paid by the Company, a subsidiary or affiliated entity or a combination thereof, as designated by the Company from time to time.

b. Expenses. Upon submission of appropriate receipts, invoices or vouchers as may be reasonably required by the Company, the Company will reimburse Employee for all reasonable out-of-pocket expenses, travel expenses and other expenses incurred in connection with the performance of work duties under this Agreement.

3. Confidential Information. The Employee recognizes and acknowledges that the Employee will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. The Employee agrees that both during and after her time as an employee of the Company, the Employee will not use for her own, or for another’s benefit, or disclose or permit the disclosure of any confidential information relating to the Company, including without limitation any information about the deliberations of the Company. The term “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers, prospective customers, software, developments, inventions, processes, methodologies, algorithms, know-how, procedures, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, business plans, vendor relationships, passwords, encryption coding, search technology, analytics, transaction data, ledgers, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, programs, formulas, ledgers or other property of Company, its affiliates or subsidiaries. The Employee also agrees during her appointment that she will not, other than for the benefit of the Company and in connection with his service as a director, make any notes, memoranda, electronic records, tape records, films, photographs, plans, drawings or any form of record relating to any matter within the scope of the business or concerning the dealings or affairs of the Company and will return any such items at any time at the request of the Board. The Employee confirms that she has notified the Board in writing of all other directorships, appointments and interests, including any directorship, appointment or interest in a company, business or undertaking which competes or is likely to compete with the Company or which could otherwise potentially give rise to a conflict with his duties with the Company.

4. Duties, Time and Commitment. During the continuance of the Employee’s appointment, the Employee will be expected to: (i) faithfully, efficiently, competently and diligently perform her duties and exercise such powers as are appropriate to her roles; (ii) in so far as reasonably possible, perform works required as the GC, attend all meetings of the Board and of any committees of the Board of which she is a member; (iii) comply with all reasonable requests, instructions and regulations made or given by the Board (or by any duly authorized committee thereof) and give to the Board such explanations, information and assistance the Board may reasonably require; (iv) act in the best interests of the Company; and (v) use commercially reasonable efforts to promote and extend the interests and reputation of the Company, including assisting the Board in relation to public and corporate affairs and providing, for the benefit of the Board, the Employee’s particular knowledge and experience.

5. Termination for Material Breach. The Employee’s service to the Company may be terminated by the Company pursuant to the provision of written notice to the Director, in the event of a breach by the Employee of any of the provisions of this Agreement; provided however, that the Director shall have been given reasonable notice and an opportunity to promptly cure any such event of a material breach.

6. Insurance. The Company agrees to use commercially reasonable efforts to procure and maintain an insurance policy or policies providing directors’ and officers’ liability insurance. Employee shall be covered by such policy or policies, in accordance with her terms, to the maximum extent of the coverage available for any of the Company’s directors or officers. The Employee shall be covered under a health insurance coverage that the Company shall subscribe to for its full-time employees working in its U.S. office.

7. Limitation of Liability; Right to Indemnification. The Company shall indemnify the Employee in her capacity as GC and executive director of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the Employee in connection with any action, suit or proceeding to which the Employee may be made a party by reason of his being or having been an employee or director of the Company. The Company shall have the right to assume, with legal counsel of its choice, the defense of the Employee in any such action, suit or proceeding for which the Company is providing indemnification to Employee. Should Employee determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of Employee. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Employee, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by Employee) incurred by Employee in connection with any such action, suit or proceeding. The Company shall not be obligated to indemnify Employee against any actions that constitute, in the reasonable discretion of the Board of Directors, an act of gross negligence, fraud or willful misconduct.

8. Amendments and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any provision of this Agreement on a particular occasion will be deemed or will constitute a waiver of that provision on a subsequent occasion or a waiver of any other provision of this Agreement.

9. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10. Severability. The provisions of this Agreement are severable, and any provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect will not affect the validity or enforceability of any other provision of this Agreement.

11. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of California without giving effect to the principles of conflicts of laws.

12. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

13. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Employee, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of the Employee provided by the Employee to the Company.

Either of the parties may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 13.

14. Miscellaneous. This Agreement may be executed by the Company and Employee in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party.

The parties hereto have executed this Agreement as of the date first written above.

AEROCENTURY CORPORATION		EMPLOYEE

By:	/s/ Yucheng Hu	By:	/s/ Florence Ng
Name:	Yucheng Hu	Name:	Florence Ng
Title:	CEO and Chairman

Schedule A

Annual compensation package: US$ 165,000, shall be paid to the Employee each month on the last business day of a month.

One-time signing fee: In addition to the above, the Company shall pay Employee a one-time signing fee, on the Effective Date of this Agreement, the amount of: US$18,750, to compensate the Employee for the works performed prior to the commencement of this Agreement.